EXHIBIT 5.1

Our ref      DIC.RBG001.0154                        Andersen Legal
Your ref     -
                                                    Dundas & Wilson C.S.
The Royal Bank of Scotland Group plc                Saltire Court
42 St Andrew Square                                 20 Castle Terrace
Edinburgh                                           Edinburgh EH1 2EN
EH2 2YE
                                                    Tel 0131 228 8000
                                                    Fax 0131 228 8888
                                                    Legal Post: LP2, Edinburgh 6

                                                    Direct Line: 0131 200 7391


                                                    23 November 2001


Dear Sirs

We have acted as Solicitors in Scotland for the Royal Bank of Scotland Group plc (the Company) in connection with the registration under the US Securities Act of 1933, as amended (the Securities Act), of $8,000,000,000 aggregate principal amount of Capital Securities (the Capital Securities), Subordinated Debt Securities (the Subordinated Debt Securities) and Category II Non-cumulative Dollar Preference Shares of $0.01 each (the Dollar Preference Shares) of the Company pursuant to a registration statement on Form F3 (the Registration Statement) filed under the Securities Act with the Securities and Exchange Commission. The Capital Securities are to be issued under and pursuant to a Capital Security Indenture between the Company and The Bank of New York, as Trustee. The Subordinated Debt Securities are to be issued under and pursuant to a Subordinated Debt Securities Indenture between the Company and The Bank of New York, as Trustee.

We have examined the Registration Statement, the prospectus included therein, and resolutions adopted by the shareholders of the Company in general meeting on 13 January 2000, the Board of Directors of the Company on 28 March 2001 and a Committee of the Board of Directors on 23 November 2001. In addition, we have examined such other documents and have made such further examinations and enquiries as we have deemed necessary to enable us to express the opinions set forth herein.

Based upon the foregoing, we are of the opinion that so far as the law of Scotland at the date hereof is concerned:

(a) the Company is duly incorporated and not in liquidation under the laws of Scotland; and

(b) the Dollar Preference Shares, when issued by the Company, will, upon the passing of all necessary resolutions and the taking of all necessary corporate action in connection therewith (including the determining of the terms of issue of the Dollar Preference Shares in accordance with the Articles of Association of the Company), and assuming the issue price of the shares is not less than the nominal value thereof and is fully paid on issue, be duly authorised and validly issued and fully paid and will not be subject to further call or contribution under the laws of Scotland.

We hereby consent (i) to the use of our name in the prospectus forming a part of the Registration Statement in the forms and contexts in which it appears,
(ii) to the filing of this opinion as an exhibit


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to the Registration Statement and (iii) to the incorporation of this opinion and consent in a registration statement filed pursuant to Rule 462(b) of the Securities Act.

Yours faithfully




Dundas & Wilson CS